UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2012

VISCOUNT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

000-49746
(Commission File Number)

Nevada	88-0498181
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

4585 Tillicum Street, Burnaby, British Columbia, Canada V5J 5K9
(Address of principal executive offices) (Zip Code)

(604) 327-9446
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sale of Equity Securities.

On October 19, 2012, Viscount Systems, Inc. completed a sale of 100 shares of Series A Convertible Redeemable Preferred Stock, par value $0.001 per share (the “A Shares”), at a purchase price of $1,000 and a stated value of $1,000 per A Share, and for no additional consideration, an issuance of 1,000,000 share purchase warrants (the “Warrants”) of the Company for gross proceeds of $100,000. Each Warrant is exercisable to acquire a common share of the Company at a price of $0.08 per share for a period of 5 years from the closing date. The Warrants may be exercised on a cashless basis. The A Shares are convertible, at the option of the holders, into 2,000,000 shares of common stock of the Company at a conversion price of $0.05 per share, subject to adjustment provisions.

In connection with the offering, the Company paid to a registered broker-dealer a cash commission of $10,000 and issued share purchase warrants (the “Agent Warrants”) to acquire 200,000 shares of common stock of the Company. Each Agent Warrant is exercisable to acquire one common share of the Company at a price of $0.05 per share for a period of 5 years from the closing date. The warrants may be exercised on a cashless basis.

The securities were sold to one purchaser pursuant to the exemption from registration of Rule 506 of Regulation D promulgated thereunder.

Item 3.03 Material Modification to Rights of Security Holders.

On October 17, 2012, Viscount Systems, Inc. filed an Amendment to the Certificate of Designation, Preferences and Rights of the Series A Convertible Redeemable Preferred Stock (the “Amended Certificate of Designation”) amending certain provisions of the preferred stock designated as “Series A Convertible Redeemable Preferred Stock”. Pursuant to the Amended Certificate of Designation, an additional 100 shares of Series A preferred stock of the Company was authorized for issuance, and provisions regarding dividend payments and conversion were amended. The Amended Certificate of Designation was approved by all of the holders of A Shares.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 17, 2012, the Company filed the Amended Certificate of Designation with the Nevada Secretary of State. The Amended Certificate of Designation is attached hereto as Exhibit 4.1 and incorporated herein by reference. The Amended Certificate of Designation became effective upon filing with the Nevada Secretary of State.

Item 8.01 Other Events.

On October 19, 2012, Viscount Systems, Inc. issued a total of 26.117 A Shares to the outstanding holders of A Shares as dividend payments on the A Shares for the periods ended June 30, 2012 and September 30, 2012. The A Shares issued are subject to the conversion and dividend rights as set forth in the Amended Certificate of Designation.

Item 9.01 Financial Statements and Exhibits.

4.1	Certificate of Amendment to the Certificate of Designation, Preferences and Rights of the Series A Convertible Redeemable Preferred Stock of Viscount Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viscount Systems, Inc.
Date	October 23, 2012	(Registrant)

/s/ Stephen Pineau
Stephen Pineau, President